UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HSBC USA INC.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	13-2764867 (I.R.S. Employee Identification No.)

452 Fifth Avenue New York, New York (Address of principal executive officers)	10018 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Guaranteed Notes due December 19, 2011	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-133007

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The class of securities to be registered hereby is the Floating Rate Guaranteed Notes due December 19, 2011 (the “Notes”) of HSBC USA Inc., a Maryland corporation (the “Registrant”).

The description of the Notes is set forth in the Prospectus dated April 5, 2006, as included in the Registrant’s Registration Statement on Form S-3 (No. 333-133007), as supplemented by the Prospectus Supplement dated December 10, 2008 relating to the Notes as filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2008 pursuant to Rule 424(b)5 of the Securities Act of 1933. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits.

4.1

Indenture for Senior Debt Securities, dated as of March 31, 2006, between HSBC USA Inc. and Deutsche Bank Trust Company Americas, as Trustee, to be used in connection with the issuance of the Notes of HSBC USA Inc. (incorporated herein by reference to Exhibit 4.1 to HSBC USA Inc.'s Registration Statement on Form S-3 (No. 333-133007)).

4.2

Fifth Supplemental Indenture dated as of December 17, 2008 among HSBC USA Inc., Deutsche Bank Trust Company Americas, as Original Trustee and Wells Fargo Bank, N.A., as Series Trustee to be used in connection with the issuance of the Notes of HSBC USA Inc. (incorporated herein by reference to Exhibit 4.20 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 17, 2008).

4.3

Form of Floating Rate Guaranteed Note due December 19, 2011 (incorporated herein by reference to Annex A of Exhibit 4.20 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 17, 2008).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of HSBC USA Inc. by the undersigned, thereto duly authorized.

HSBC USA INC. (Registrant)
By: /s/ Mick Forde
Mick Forde Senior Vice President, Deputy General Counsel – Corporate and Assistant Secretary

Dated: December 17, 2008

Exhibit Index
Exhibit No.
4.1

Indenture for Senior Debt Securities, dated as of March 31, 2006, between HSBC USA Inc. and Deutsche Bank Trust Company Americas, as Trustee, to be used in connection with the issuance of the Notes of HSBC USA Inc. (incorporated herein by reference to Exhibit 4.1 to HSBC USA Inc.'s Registration Statement on Form S-3 (No. 333-133007)).

4.2

Fifth Supplemental Indenture dated as of December 17, 2008 among HSBC USA Inc., Deutsche Bank Trust Company Americas, as Original Trustee and Wells Fargo Bank, N.A., as Series Trustee to be used in connection with the issuance of the Notes of HSBC USA Inc. (incorporated herein by reference to Exhibit 4.20 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 17, 2008).

4.3

Form of Floating Rate Guaranteed Note due December 19, 2011 (incorporated herein by reference to Annex A of Exhibit 4.20 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 17, 2008).